                                                                    EXHIBIT 99.1


WEB PARTNERS NAMES PRESIDENT, EXPANDS BOARD OF DIRECTORS SANTU ROHATGI, CFO, NAMED PRESIDENT AND DIRECTOR; BRUCE BENSON, CEO OF IWEB, and David A. Kennedy, a founder of TDRC Group, Named to Board

FRIDAY, MARCH 10 2000 1:18 PM EST

SARASOTA, Fla., Mar 10, 2000 /PRNewswire via COMTEX/ -- Web Partners, Inc. (OTC Bulletin Board: ANYX), a developer and provider of web-based technologies for the advertising industry, announced today that it has promoted Santu Rohatgi, current Chief Financial Officer and Chief Operating Officer, to President and Director. The company also announced that their Board of Directors has expanded to include two additional members: Bruce P. Benson, Chief Executive Officer of iWeb, a pioneering Internet messaging company; and David A. Kennedy, a founder of TDRC Group, the largest intellectual property consulting company in the U.S.

Santu Rohatgi, who will retain his duties as CFO for Web Partners, has had ten years of management experience at AT&T, where he held various management positions, including financial planning management of start-up Internet Commerce Services; Manager of Support Operations; Director of Operations, Northeast Division; and Director of Finance & Administration, New England Region. He also ran a consulting services company for small and medium size businesses in the areas of information technology, business automation and operations. He received an MA from Patna University in India, an MBA from Eastern New Mexico University and a Masters Certificate in Project Management from George Washington University. He is a Certified Project Management Professional (PMP).

Bruce Benson oversees all aspects of iWeb, a privately held Internet startup that provides enabling technologies and services for Web advertising that bring Internet ad revenues to ISPs. Before joining iWeb, Benson was Executive Vice President of Corporate Strategy and Technology of Young & Rubicam, where he was responsible for Internet strategy and managed the global coordination of Y&R's technological resources. Prior to joining Y & R, Mr. Benson was with Sony Music as a Senior Vice President in several capacities, where he worked to develop long-range strategies for the company, including early stage Internet plays. Before his work at Sony, Benson was a Partner at Price Waterhouse where he was largely responsible for the launch of their thriving Entertainment and Media Practice. He received a BS in mathematics from the University of Houston.

David Kennedy is a founder of TDRC Group, the largest intellectual property consulting company in the nation. At TDRC, where his clients range from Fortune 100 companies to start-up ventures, he assists Internet and technology companies formulate their strategic direction based upon maximizing the value of their intellectual capital. Mr. Kennedy sits on the board of several Internet related companies and is on the Advisory Board of an intellectual property venture capital fund. Before founding TDRC, he was a senior partner in an international consulting firm and was the partner in charge of the technology transfer and patent licensing division. He received a BBA in accounting and is a Certified Public Accountant in the state of Georgia.

About Web Partners, Inc. Web Partners, with headquarters in Sarasota, FL, is a developer and provider of web-based technologies for the advertising industry. The company, with its proprietary set of patent-pending web products is setting the standard in online advertising. Leading Internet portals stand to benefit from the potentially huge advertising revenue streams made possible by these technologies. Web Partners has a family of technologies that allow the rapid deployment of online 30-second commercial spot advertisements -- CyberSpot(TM). This new technology allows Instant On User interface(TM), which completely loads dynamic web content, full screen in under 2 seconds, using any popular web browser and requiring no media players or plug-ins. A third Web Partners product, Delivery Verification Technology (DVT), gives advertising and media managers the first reliable standard for online audience measurement. DVT measures whether Web pages, banner ads and the newest platform, CyberSpot(TM) commercials, have been fully downloaded and displayed on the user's terminal.

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Those risks include, but are not limited to, the Company's ability to manage growth, acceptance of the Internet as a means for commerce, market demand for e-commerce and online advertising, the Company's ability to recruit and retain qualified management and employees and the Company's ability to obtain future financing for the Company's operations. All forward-looking statements should be considered in light of these risks and uncertainties.

SOURCE Web Partners, Inc.